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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of June 23, 2006, by and among DataPath, Inc., a Georgia corporation (together with any successor entity thereto, the "Company"), the existing beneficial holders of the Company's common stock, no par value per share (the "Common Stock") (including their successors and assigns) and the other signatories hereto (including their successors and assigns) (collectively, the "Existing Holders").

        This Agreement is being executed in contemplation of the proposed purchase and sale or placement of shares of the Company's Common Stock (the "Private Placement") pursuant to a Purchase/Placement Agreement (the "Purchase/Placement Agreement") to be entered into by and among the Company and Friedman, Billings, Ramsey & Co., Inc. ("FBR"), as Initial Purchaser and/or Placement Agent. In connection with the Purchase/Placement Agreement, the Company has agreed to enter into a registration rights agreement with FBR (the "Private Placement Registration Rights Agreement"), for the benefit of FBR, the purchasers of the Company's Common Stock in the Private Placement (the "Participants"), and the direct and indirect transferees of FBR and each of the Participants. This Agreement sets forth the terms and conditions pursuant to which Existing Holder Registrable Shares (as hereinafter defined) held by the Existing Holders could be included an IPO Registration Statement (as hereinafter defined), if and when filed by the Company.

        The parties hereby agree as follows:

1.    Definitions

        As used in this Agreement, the following terms shall have the following meanings:

          Accredited Investor Shares:    Shares initially sold by the Company to "accredited investors" (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

          Agreement:    As defined in the preamble.

          Affiliate:    As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person, (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

          Business Day:    With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

          Commission:    The Securities and Exchange Commission.

          Common Stock:    As defined in the preamble.

          Company:    As defined in the preamble.

          Controlling Person:    As defined in Section 6(a) hereof.

          Exchange Act:    The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

          Existing Holders.    As defined in the preamble.

          Existing Holder Registrable Shares.    Shares held by Existing Holders (other than shares of Common Stock, if any, purchased by Existing Holders in the Private Placement) that are eligible to be included in the IPO, pursuant to the terms of this Agreement, at the Existing Holder's request (subject to complete cutback of any or all such shares by the managing underwriter in the IPO (and any other terms such managing underwriter may require) in such managing underwriter's sole and absolute discretion), including any such shares received upon transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Existing Holder Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Existing Holder Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Existing Holder Registrable Shares, the earliest to occur of (i) the closing of the IPO (whether or not Existing Holder Registrable Shares have been offered or sold pursuant to the IPO Registration Statement) and (ii) the date on which all such Existing Holder Registrable Shares held by such Existing Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

          FBR:    As defined in the preamble.

          Indemnified Party:    As defined in Section 6(c) hereof.

          Indemnifying Party:    As defined in Section 6(c) hereof.

          IPO:    As defined in Section 2(a) hereof.

          IPO Registration Statement:    The registration statement of the Company relating to the IPO (which may or may not include the resale of Private Placement Registrable Shares and/or Existing Holder Registrable Shares pursuant to the provisions of this Agreement), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

          IPO Registration Statement:    As defined in Section 2(a) hereof.

          Issuer Free Writing Prospectus:    As defined in Section 2(b) hereof.

          Liabilities:    As defined in Section 6(a) hereof.

          NASD:    The National Association of Securities Dealers, Inc.

          Participant:    As defined in the preamble.

          Person:    An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

          Private Placement:    As defined in the preamble.

          Private Placement Holder.    Each record owner of any Private Placement Registrable Shares from time to time, including, but not limited to, FBR and its affiliates.

          Private Placement Registrable Shares:    Rule 144A Shares, the Accredited Investor Shares and the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Private Placement Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Private Placement Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Rule 144A Share, Accredited Investor Share or Regulation S Share, the earliest to occur of (i) the date on which the resale of such share has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it has been transferred pursuant to Rule 144 (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (iii) the date on which it is sold to the Company.

          Private Placement Registration Rights Agreement.    As defined in the preamble.

          Proceeding:    An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

          Prospectus:    The prospectus included in the IPO Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Purchase/Placement Agreement:    As defined in the preamble.

          Purchaser Indemnitee:    As defined in Section 6(a) hereof.

          Registration Expenses:    Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Private Placement Registrable Shares or the Existing Holder Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing the IPO Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, and (iv) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with the IPO Registration Statement); provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions, if any, relating to the sale or disposition of the Private Placement Registrable Shares or Existing Holder Registrable Shares by a holder of such shares in the IPO.

          Regulation S:    Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

          Regulation S Shares:    Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to "non-U.S. persons" (in accordance with Regulation S) in an "offshore transaction" (in accordance with Regulation S).

          Rule 144:    Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 144A:    Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 144A Shares:    Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to "qualified institutional buyers" (as such term is defined in Rule 144A).

          Rule 158:    Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Securities Act:    The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Underwritten Offering:    A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.    Registration Rights

        (a)    IPO Registration.     If the Company proposes to file a registration statement (the "IPO Registration Statement") on Form S-1 or such other form under the Securities Act providing for the initial public offering (the "IPO") of shares of its Common Stock and the managing underwriters intend to permit the sale of any Existing Holder Registrable Securities pursuant thereto, then (and only then) the Company will notify in writing each Existing Holder of the filing of such IPO Registration Statement, within the ten (10) Business Days after the filing thereof, and afford each such holder an opportunity by the time designated in the notice to include in the IPO Registration Statement all or any part of the Existing Holder Registrable Shares then held by such holder; provided, however, to the extent an Existing Holder requests inclusion of Existing Holder Registrable Shares in the IPO Registration Statement, the inclusion of such Existing Holder Registrable Shares for resale in the IPO offering shall be subject to complete cutback of any or all such shares by the managing underwriter for the IPO (and any other terms such managing underwriter may require) in such managing underwriter's sole and absolute discretion; provided, further, that if sales of any Existing Holder Registrable Shares held by Existing Holders are permitted in the IPO, such sales shall be made on a pro rata basis (based on the total number of Existing Holder Registrable Shares then held by such Existing Holder who is requesting inclusion) and on substantially identical terms as between all Existing Holders. Each Existing Holder desiring to include in the IPO Registration Statement all or part of the Existing Holder Registrable Shares held by such holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Existing Holder Registrable Shares such holder wishes to include in the IPO Registration Statement.

          (i)    Right to Terminate IPO Registration.    The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it referred to in this Section 2(a) prior to the effectiveness of such registration whether or not any Existing Holder has elected to include Existing Holder Registrable Shares in such registration, and such termination or withdrawal shall not create any additional rights for the Existing Holders or create any additional obligations of the Company to such Existing Holders.

          (ii)    Selection of Underwriter.    The Company shall have the sole right to select the managing underwriter(s) for its initial public offering, regardless of whether any Existing Holder Registrable Shares are included in the IPO Registration Statement or otherwise.

          (iii)    Shelf Registration not Impacted by IPO Registration Statement.    The Company's obligation to file the Shelf Registration Statement pursuant to Section 2(a) of the Private Placement Registration Rights Agreement shall not be affected by the filing or effectiveness of the IPO Registration Statement.

        (b)    Issuer Free Writing Prospectus.     The Company represents and agrees that, unless it obtains the prior consent of the managing underwriter in connection with the IPO, and each Existing Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433 (an "Issuer Free Writing Prospectus"), or that would otherwise constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in the IPO Registration Statement or the related Prospectus and, any Issuer Free Writing Prospectus, when taken together with the information in the IPO Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        (c)    Underwriting.     The Company shall advise all Existing Holders of the underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Existing Holder's Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(a) shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Existing Holder Registrable Shares in the underwriting to the extent provided herein. All holders proposing to distribute their Existing Holder Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the IPO Registration Statement; provided, however, that no Existing Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Existing Holder and certain reasonable representations customarily given in an initial public offering by a selling shareholder, including, but not limited to, as to title, authority and such holder's intended method of distribution and any other representation required by law or reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing (or other) factors require a limitation on the number of shares to be included, then the managing underwriter(s) may exclude shares (including any or all Existing Holder Registrable Shares) from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, second, to each of the Private Placement Holders requesting inclusion of their Private Placement Registrable Shares in such IPO Registration Statement pursuant to the terms of the Private Placement Registration Rights Agreement, and third, to each of the Existing Holders requesting inclusion of their Existing Holder Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Existing Holder Registrable Shares then held by such Existing Holder who is requesting inclusion); provided, however, that the number of Private Placement Registrable Shares to be included in the IPO Registration Statement shall not be reduced (except pursuant to the terms of the Private Placement Registration Rights Agreement) and the Existing Holders acknowledge and agree that all other securities of the Company, including: (i) any Existing Holder Registrable Shares, (ii) shares held by officers, directors, other employees of the Company and consultants; and (iii) shares held by other holders of the Company's capital stock with registration rights that are inferior (with respect to such reduction) to the registration rights of the Private Placement Holders may be entirely excluded from the underwriting and registration.

        Other than as to Existing Holder Registrable Shares to be included in the IPO Registration Statement, the Existing Holder of such Existing Holder Registrable Shares agrees not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities (including a sale pursuant to Rule 144 or Rule 144A under the Securities Act) for the period of one hundred eighty (180) days following the effective date of the IPO Registration Statement and agrees to enter into the managing underwriter's standard and customary form of lock-up agreement in connection with the IPO pursuant to Section 7 herein.

        If any Existing Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Existing Holder Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

        (d)    Expenses.     The Company shall pay all Registration Expenses in connection with the registration of the Existing Holder Registrable Shares pursuant to this Agreement, as applicable. Each Existing Holder participating in the IPO registration pursuant to this Section 2 shall bear such holder's proportionate share (based on the total number of Existing Holder Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers in connection with a registration of Existing Holder Registrable Shares pursuant to this Agreement.

3.    Rules 144 and 144A Reporting

        With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Existing Holder Registrable Shares to the public without registration, the Company agrees to:

          (a)   make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b)   use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

          (c)   so long as a Existing Holder owns any Existing Holder Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Existing Holder Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event shall make available (either by mailing a copy thereof, by posting on the Company's website, or by press release) to each Existing Holder a copy of:

              (i)  the Company's annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders' equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company's independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

             (ii)  the Company's unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders' equity and statements of cash flows) prepared in a manner substantially consistent with the preparation of the Company's annual financial statements, no later than forty-five (45) days after the end of each fiscal quarter of the Company; and

          (d)   at any time after it has become subject to the reporting requirements of the Exchange Act, so long as an Existing Holder owns any Existing Holder Registrable Shares, to furnish to the Existing Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such Existing Holder Registrable Shares without registration.

4.    Registration Procedures

        Subject to the terms of this Agreement, and subject to the obligations of the Company under the Private Placement Registration Rights Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the offering of such Existing Holder Registrable Shares pursuant to the IPO Registration Statement and, in this regard, the Company shall:

          (a)   use its commercially reasonable efforts to furnish to each holder of Existing Holder Registrable Shares covered by the IPO Registration Statement and the underwriters a signed counterpart, addressed to each such holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such holder and the underwriters; and (ii) a "comfort" letter, dated the effective date of the IPO Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in the IPO Registration Statement, covering substantially the same matters with respect to the IPO Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such holder and the underwriters may reasonably request;

          (b)   enter into customary agreements (including an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of any Existing Holder Registrable Shares included in the IPO Registration Statement and make representations and warranties to the holders covered by the IPO Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

          (c)   (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and (ii) make generally available to its shareholders, as soon as reasonably practicable, earnings statements covering at least 12 months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, but in no event later than forty-five (45) days after the end of each fiscal year of the Company;

          (d)   provide and cause to be maintained a registrar and transfer agent for all registrable shares covered by the IPO Registration Statement from and after a date not later than the effective date of such IPO Registration Statement; and

          (e)   in connection with any sale or transfer of the Existing Holder Registrable Shares (whether or not pursuant to the IPO Registration Statement) that will result in the security being delivered no longer being Existing Holder Registrable Shares, cooperate with the holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Existing Holder Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends and to enable such shares of Common Stock to be in such denominations and registered in such names as the representative of the underwriters, if any, or the holders may request.

        The Company may require the Existing Holders to furnish to the Company such information regarding the proposed distribution by such holder of such Existing Holder Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of such shares, and no holder shall be entitled to be named as a selling stockholder in the IPO Registration Statement and no holder shall be entitled to use the Prospectus forming a part thereof if such holder does not provide such information to the Company. Each Existing Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such holder not misleading.

5.    Existing and Proposed Registration Rights.    The Company represents and warrants that, as of the date hereof, there are no outstanding registration rights with respect to the Common Stock. The Existing Holders expressly acknowledge and agree that, in connection with the Private Placement, (i) the Company will enter into the Private Placement Registration Rights Agreement with FBR and (ii) the rights of the Existing Holders pursuant to this Agreement shall in all respects be subject to, and subordinate to, the provisions of the Private Placement Registration Rights Agreement. In the event of an inconsistency or conflict between a provision of this Agreement and the Private Placement Registration Rights Agreement, the terms of the Private Placement Registration Rights Agreement shall govern.

6.    Indemnification and Contribution

        (a)   The Company agrees to indemnify and hold harmless (i) each holder of Existing Holder Registrable Shares and any underwriter (as determined in the Securities Act) for such holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Purchaser Indemnitee"), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the "Liabilities"), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the IPO Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or any preliminary Prospectus or any other document used to sell the Existing Holder Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Existing Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

        (b)   Each holder of Existing Holder Registrable Shares agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such holder furnished to the Company in writing by such holder expressly for use in the IPO Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. Absent gross negligence or willful misconduct, the liability of any Existing Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such holder from sales of Existing Holder Registrable Shares pursuant to the IPO Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

        (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Existing Holder Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

        (d)   If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        (e)   The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to Section 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee (absent gross negligence or willful misconduct) be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Existing Holder Registrable Shares, as applicable, exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) FBR or a holder of Existing Holder Registrable Shares shall have the same rights to contribution as FBR or such holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

        (f)    The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.    Lock-Up Agreement

        Each Existing Holder shall enter into a Lock-Up Agreement in substantially the form set forth on Schedule A hereto (if such Existing Holder shall not have previously entered into such an agreement). Such Lock-Up Agreement shall continue to apply to any Existing Holder Registrable Shares not sold in the IPO. The Company shall have the right to place restrictive legends on the certificates representing the securities subject to the Lock-Up Agreement and to impose stop transfer instructions with respect to the Existing Holder Registrable Shares.

8.    Termination of the Company's Obligation

        The Company's obligations pursuant to this Agreement with respect to any Existing Holder Registrable Shares proposed to be sold by an Existing Holder in the IPO shall terminate automatically (and without any action on the part of the Company or any Existing Holder) upon the earliest to occur of the following: (i) the closing of the IPO (whether or not Existing Holder Registrable Shares have been offered or sold pursuant to the IPO Registration Statement) and (ii) the date on which all such Existing Holder Registrable Shares held by such Existing Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

9.    Limitations on Subsequent Registration Rights

        Other than the Private Placement Registration Rights Agreement, the Company will not, without the prior written consent of (i) FBR and (ii) the Existing Holders beneficially owning not less than a majority of the then outstanding Existing Holder Registrable Shares, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (i) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Existing Holder Registrable Shares that is included, or (ii) to have his securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of the IPO Registration Statement or any Registration Statement filed pursuant to the Private Placement Registration Rights Agreement, as applicable.

10.    Miscellaneous

        (a)    Remedies.     In the event of a breach by the Company of any of its obligations under this Agreement, each Existing Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this

Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

        (b)    Amendments and Waivers.     The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of (i) the Company, (ii) FBR and (iii) the Existing Holders beneficially owning not less than a majority of the then outstanding Existing Holder Registrable Shares. No amendment shall be deemed effective unless it applies uniformly to all Existing Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of an Existing Holder whose securities are being sold pursuant to the IPO Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other holders may be given by such holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

        (c)    Notices.     All notices and other communications, provided for or permitted hereunder shall be made in writing by delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram

            (i)  if to an Existing Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company;

           (ii)  if to the Company at the offices of the Company at 3095 Satellite Boulevard, Duluth, Georgia 30096, Attention: Chief Executive Officer; (facsimile: 678-570-0301); with a copy to Nelson Mullins Riley & Scarborough LLP, 999 Peachtree Street, NE, Suite 1400, Atlanta, Georgia 30309, Attention Glenn W. Sturm, Esq. (facsimile: 678-817-6151); and

          (iii)  if to FBR, at the offices of Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Compliance Department (facsimile 703-312-9698); with a copy to Wilson Sonsini Goodrich & Rosati, Professional Corporation, Two Fountain Square, Reston Town Center, 11921 Freedom Drive, Suite 600, Reston, Virginia 20190, Attention: Trevor J. Chaplick, Esq. (facsimile: 703-734-3199).

        (d)    Successors and Assigns.     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Existing Holders. The parties to this Agreement expressly contemplate the distribution of Existing Holder Registrable Shares to the interest holders of DPI Holdings, LLC upon the closing of the Private Placement and hereby agree that such interest holders shall automatically and without further action on the part of any party hereto be deemed parties to this Agreement and "Existing Holders" under this Agreement, and all such shares shall be deemed "Existing Holder Registrable Securities" under this Agreement.

        (e)    Counterparts.     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (f)    Headings.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (g)    Governing Law.     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT,

ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        (h)    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

        (i)    Entire Agreement.     This Agreement is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

        (j)    Survival.     This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company's obligations under Section 2 of this Agreement.

        (k)    Attorneys' Fees.     In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

[Signature pages follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DATAPATH, INC.
By:	/s/ ANDY MULLINS Andy Mullins Chief Executive Officer
DPI HOLDINGS, LLC, by White Oak Capital Partners, LLC, its manager
By:	/s/ CHRISTOPHER C. MELTON
Name: Title:
Art Ackerman
Larry A. Bolterstein
Alan Carson
Brian Dennis

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT—1 OF 3]

Ann Haehn
David E. Kimzey
Stephen A. Lindeman
/s/ JAMES M. MODAK James M. Modak
/s/ ANDY D. MULLINS Andy D. Mullins
/s/ JOAN M. SEAVEY Joan M. Seavey
Charles Shellhouse
Dan White
Steven R. Wilson

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT—2 OF 3]

Acknowledged and consented,
As of the 29th day of June, 2006

FRIEDMAN, BILINGS, RAMSEY & CO., INC.

By:	/s/ JAMES R. KLEEBLATT James R. Kleeblatt Senior Managing Director

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT—3 OF 3]

QuickLinks

  Exhibit 4.2
REGISTRATION RIGHTS AGREEMENT
  (a) IPO Registration.
  (b) Issuer Free Writing Prospectus.
  (c) Underwriting.
  (d) Expenses.
  (a) Remedies.
  (b) Amendments and Waivers.
  (c) Notices.
  (d) Successors and Assigns.
  (e) Counterparts.
  (f) Headings.
  (g) Governing Law.
  (h) Severability.
  (i) Entire Agreement.
  (j) Survival.
  (k) Attorneys' Fees.